ASSOCIATED ESTATES REALTY CORPORATION 4th QUARTER EARNINGS

For Immediate Release	For more information, please contact:
February 6, 2012	Jeremy Goldberg	(216) 797-8715

ASSOCIATED ESTATES REALTY CORPORATION REPORTS FOURTH QUARTER
AND FULL YEAR RESULTS
Full Year Same Community NOI up 5.6%
Increases Common Dividend

Cleveland, Ohio - February 6, 2012 - Associated Estates Realty Corporation (NYSE, NASDAQ: AEC) today reported financial results for the fourth quarter and year ended December 31, 2011. Funds from operations (FFO) for the fourth quarter ended December 31, 2011, was $0.26 per common share (basic and diluted), compared with $0.24 per common share (basic and diluted), for the fourth quarter 2010.
Net loss applicable to common shares was $2.2 million or $0.05 per common share (basic and diluted) for the quarter ended December 31, 2011, compared with net loss applicable to common shares of $1.4 million or $0.03 per common share (basic and diluted) for the quarter ended December 31, 2010.
“Fundamentals in the apartment business remain strong and Associated Estates is well positioned for 2012 and beyond,” said Jeffrey I. Friedman, president and chief executive officer.
A reconciliation of net (loss) income attributable to the Company to FFO, and to FFO as adjusted, is included in the table at the end of this press release and in the Company's supplemental financial information to be furnished with this earnings release to the Securities and Exchange Commission on Form 8-K.
Quarterly Same Community Portfolio Results
Net operating income (NOI) for the fourth quarter of 2011 for the Company's same community portfolio increased 4.0 percent when compared with the fourth quarter of 2010. Revenue increased 4.4 percent and property operating expenses increased 5.1 percent. Physical occupancy was 95.1 percent versus 94.8 percent at the end of the fourth quarter of 2010. Average monthly net rent collected per unit for the same community properties was $938 compared with $902 for the fourth quarter of 2010, a 4.0 percent increase.
Additional quarterly financial information, including performance by region for the Company's portfolio, is included in the Company's supplemental fact booklet, which is available on the "Investors" section of the Company's website at AssociatedEstates.com, or by clicking on this link directly to the Company's quarterly results.
Full Year Performance
FFO as adjusted for the twelve months ended December 31, 2011, was $1.03 per common share (basic and diluted). FFO as adjusted for the twelve months ended 2010 was $0.89 per common share (basic and diluted). This represents a 15.7 percent increase in FFO as adjusted per common share. The Company's third party construction business impacted full year results by a negative $0.06 per common share. The Company announced on October 24, 2011, that it was exiting the third party construction business, and as of the date of this release, all third party construction contracts are substantially complete.

ASSOCIATED ESTATES REALTY CORPORATION 4th QUARTER EARNINGS

For the twelve months ended December 31, 2011, net income applicable to common shares was $5.3 million or $0.13 per common share (basic and diluted) compared to net loss applicable to common shares of $11.7 million or $0.38 per common share (basic and diluted) for the period ended December 31, 2010. The results for the twelve months ended December 31, 2011, include $0.35 per common share (basic and diluted) from gains on the disposition of two properties.
A reconciliation of net income (loss) attributable to the Company to FFO, and to FFO as adjusted, is included in the table at the end of this press release and in the Company's supplemental financial information to be furnished with this earnings release to the Securities and Exchange Commission on Form 8-K.
NOI for the twelve months ended December 31, 2011, for the Company's same community portfolio increased 5.6 percent resulting from a 3.8 percent increase in revenue and a 1.4 percent increase in property operating expenses compared to the twelve months ended 2010.
Acquisitions
As previously announced, the Company acquired a 224-unit property in Dallas, TX on October 17. The Brixton was built in 1997 and is located in North Dallas adjacent to the Dallas North Tollway, several blocks south of the George Bush Turnpike. The Company acquired three properties in 2011, containing 696 units, for a total of $136.4 million.
Development
On September 2, 2011, the Company acquired a 1.5 acre site adjacent to our 222-unit San Raphael apartment community in the North Dallas submarket. This addition to San Raphael will total 104 units and construction is expected to start in the second quarter of 2012.
On December 21, 2011, the Company acquired a 2.4 acre site, located just north of downtown Dallas. The site is zoned for multifamily and is adjacent to the Mansion on Turtle Creek. The Company expects to commence construction by the end of 2012.
Capital Markets Activity
On January 12, 2012, the Company closed on a $350 million senior unsecured revolving credit facility.  This amended and restated credit facility replaced the Company's $250 million facility. The new facility has a four-year term, with a one-year extension option and provides for a lower credit spread. On December 19, 2011, the Company entered into a forward starting interest rate swap that will commence on June 7, 2013, for its $125 million floating rate, unsecured term loan. On January 31, 2012, the Company prepaid two property specific mortgages with a loan constant of 7.1 percent, totaling $43.8 million. Cost associated with the prepayment totaled approximately $1.7 million. At the time of this release, 33 of the Company's 53 properties are unencumbered.

ASSOCIATED ESTATES REALTY CORPORATION 4th QUARTER EARNINGS

Quarterly Dividend on Common Shares
The Company announced plans to increase the quarterly dividend to $0.18 per common share beginning with the second quarter dividend, scheduled to be paid in May, 2012. The proposed increase represents a 5.9 percent annualized increase to the current dividend. The declaration and payment of quarterly dividends remains subject to review by and approval of the Board of Directors.
2012 Outlook
The Company announced its full year FFO as adjusted guidance range of $1.23 to $1.27 per common share (basic and diluted). The Company also said its same community NOI guidance is for growth in the range of 5.0% to 6.0%. Detailed assumptions relating to the Company's guidance can be found on page 29 of the fourth quarter 2011 supplemental fact booklet on the Company's website at AssociatedEstates.com
Conference Call
A conference call to discuss the results will be held on February 7, 2012 at 2:00 p.m. Eastern. To participate in the call:
Via Telephone: The dial-in number is 800-860-2442, and the passcode is “Estates.”
Via the Internet (listen only): Access the Company's website at AssociatedEstates.com. Please log on at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software. Select the "Q4 2011 Earnings Webcast" link. The webcast will be archived through February 21, 2012.
Company Profile
Associated Estates is a real estate investment trust ("REIT") and is a member of the Russell 2000 and the MSCI US REIT Indices. The Company is headquartered in Richmond Heights, Ohio. Associated Estates' portfolio consists of 53 properties containing 13,908 units located in eight states. For more information about the Company, please visit its website at AssociatedEstates.com.
FFO and FFO as adjusted are non-Generally Accepted Accounting Principle measures. The Company generally considers FFO and FFO as adjusted to be useful measures for reviewing the comparative operating and financial performance of the Company because FFO and FFO as adjusted can help one compare the operating performance of a company's real estate between periods or to different REITs. A reconciliation of net income (loss) attributable to the Company to FFO, and to FFO as adjusted, is included in the table at the end of this press release and in the Company's supplemental financial information to be included with this earnings release and furnished to the Securities and Exchange Commission on Form 8-K.

ASSOCIATED ESTATES REALTY CORPORATION 4th QUARTER EARNINGS

Safe Harbor Statement
"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: This news release contains forward-looking statements based on current judgments and knowledge of management, which are subject to certain risks, trends and uncertainties that could cause actual results to vary from those projected, including but not limited to, expectations regarding the Company's 2012 performance, which are based on certain assumptions. Accordingly, readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this news release. These forward-looking statements are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words "expects," "projects," "believes," "plans," "anticipates" and similar expressions are intended to identify forward-looking statements. Investors are cautioned that the Company's forward-looking statements involve risks and uncertainty that could cause actual results to differ from estimates or projections contained in these forward-looking statements, including without limitation the following: changes in the economic climate in the markets in which the Company owns and manages properties, including interest rates, the overall level of economic activity, the availability of consumer credit and mortgage financing, unemployment rates and other factors; elimination or limitations to federal government support for Fannie Mae and/or Freddie Mac that might result in significantly reduced availability of mortgage financing sources as well as increases in interest rates for mortgage financing; the ability of the Company to refinance debt on favorable terms at maturity; risks of a lessening of demand for the multifamily units owned by the Company; competition from other available multifamily units and changes in market rental rates; new acquisitions and/or development projects may fail to perform in accordance with the Company's expectations; increases in property and liability insurance costs; unanticipated increases in real estate taxes and other operating expenses; weather conditions that adversely affect operating expenses; expenditures that cannot be anticipated such as utility rate and usage increases and unanticipated repairs; inability of the Company to control operating expenses or achieve increases in revenue; shareholder ownership limitations that may discourage a takeover otherwise considered favorably by shareholders; the results of litigation filed or to be filed against the Company; changes in tax legislation; risks of personal injury claims and property damage related to mold claims that are not covered by the Company's insurance; catastrophic property damage losses that are not covered by the Company's insurance; the ability to acquire properties at prices consistent with the Company's investment criteria; risks associated with property acquisitions such as failure to achieve expected results or matters not discovered in due diligence; risks related to the perception of residents and prospective residents as to the attractiveness, convenience and safety of the Company's properties or the neighborhoods in which they are located; and construction and construction business risks, including, without limitation, rapid and unanticipated increases of prices for building materials and commodities.

ASSOCIATED ESTATES REALTY CORPORATION 4th QUARTER EARNINGS

		ASSOCIATED ESTATES REALTY CORPORATION
		Financial Highlights
		(in thousands, except per share data)
		Three Months Ended		Twelve Months Ended
		December 31,		December 31,
		2011	2010	2011	2010
Total revenue		$42,687	$44,481	$175,945	$149,327

Net (loss) income attributable to AERC		$(2,213)	$(1,359)	$5,328	$(8,636)
Add:	Depreciation - real estate assets	11,435	9,971	44,006	35,593
	Amortization of intangible assets	1,708	1,462	7,970	2,219
Less:	Preferred share dividends	—	—	—	(2,030)
	Preferred share redemption costs	—	—	—	(993)
	Gain on disposition of properties/gain on insurance recoveries	—	(245)	(14,597)	(245)

Funds from Operations (FFO) (1)		$10,930	$9,829	$42,707	$25,908

Funds from Operations (FFO) as adjusted (2)		$10,930	$9,829	$42,707	$27,075

Add:	Depreciation - other assets	511	490	1,954	1,827
	Amortization of deferred financing fees	513	412	1,970	1,415
Less:	Recurring fixed asset additions	(3,086)	(1,621)	(10,214)	(8,026)

Funds Available for Distribution (FAD) (3)		$8,868	$9,110	$36,417	$22,291

Per share:
Net (loss) income applicable to common shares - basic and diluted		$(0.05)	$(0.03)	$0.13	$(0.38)
Funds from Operations - basic and diluted (1)		$0.26	$0.24	$1.03	$0.85
Funds from Operations as adjusted - basic and diluted (2)		$0.26	$0.24	$1.03	$0.89
Dividends per share		$0.17	$0.17	$0.68	$0.68
Weighted average shares outstanding - basic and diluted		42,255	41,147	41,657	30,421

ASSOCIATED ESTATES REALTY CORPORATION 4th QUARTER EARNINGS

(1)
The Company defines FFO in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT"). This definition includes all operating results, both recurring and non-recurring, except those results defined as "extraordinary items" under generally accepted accounting principles ("GAAP"), adjusted for depreciation on real estate assets and amortization of intangible assets, excludes impairment write-downs of depreciable real estate, gains on insurance recoveries and gains and losses from the disposition of properties and land. FFO does not represent cash generated from operating activities in accordance with GAAP and is not necessarily indicative of cash available to fund cash needs and should not be considered an alternative to net income as an indicator of the Company's operating performance or as an alternative to cash flow as a measure of liquidity. The Company generally considers FFO to be a useful measure for reviewing the comparative operating and financial performance of the Company because FFO can help one compare the operating performance of a company's real estate between periods or as compared to different REITs. It should be noted, however, that certain other real estate companies may define FFO in a different manner.

(2)
The Company defines FFO as adjusted as FFO, as defined above, as reduced by refunds on previously defeased loans of $(553,000) for the twelve months ended December 31, 2010. In accordance with GAAP, these refunds on previously defeased loans are included as an offset to interest expense in the Company's Consolidated Statement of Operations. Additionally, the computation of FFO as adjusted for the twelve months ended December 31, 2010 includes the add backs of non-cash charges of $1.0 million and $727,000, respectively, associated with the redemption of the Company's Series B preferred shares and trust preferred debt. The Company is providing this calculation as an alternative FFO calculation as it considers it a more appropriate measure of comparing the operating performance of a company's real estate between periods or as compared to different REITs.

(3)
The Company defines FAD as FFO as adjusted, as defined above, plus depreciation other and amortization of deferred financing fees less recurring fixed asset additions. Fixed asset additions exclude development, investment, revenue enhancing and non-recurring capital additions. The Company considers FAD to be an appropriate supplemental measure of the performance of an equity REIT because, like FFO and FFO as adjusted, it captures real estate performance by excluding gains or losses from the disposition of properties and land and depreciation on real estate assets and amortization of intangible assets. Unlike FFO and FFO as adjusted, FAD also reflects that recurring capital expenditures are necessary to maintain the associated real estate.

The full text and supplemental schedules of this press release are available on Associated Estates' website at www.AssociatedEstates.com. To receive a copy of the results by mail or fax, please contact Investor Relations at 1-800-440-2372. For more information, access the Investors section of www.AssociatedEstates.com.